Exhibit 99.1

EverBank Financial Corp Announces Dates for First Quarter 2012

Earnings Release and Conference Call

JACKSONVILLE, FL, May 16, 2012 — EverBank Financial Corp (NYSE: EVER) announced today that it will release its financial results for the first quarter ended March 31, 2012, after the market close on Wednesday, May 23, 2012, to be followed by a conference call on Thursday, May 24 at 8:30 a.m. (Eastern Time).

The conference call can be accessed live by dialing 1-877-941-2068, or for international callers, 1-480-629-9712. A replay will be available at 11:00 a.m. (Eastern Time) and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for the live call and the replay is 4540248. The replay will be available until May 30, 2012 at 11:59 pm (Eastern Time).

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company’s website at www.everbank.com

About EverBank

EverBank Financial Corp provides a diverse range of financial products and services directly to customers nationwide through multiple business channels. Headquartered in Jacksonville, Florida, EverBank has $13 billion in assets, $10.3 billion in deposits and approximately 2,400 employees as of December 31, 2011. With an emphasis on value, innovation and service, EverBank offers a broad selection of banking, lending and investing products to consumers and businesses. EverBank provides services to customers through websites, over the phone, through the mail and at 14 Florida-based Financial Centers. More information on EverBank can be found at www.abouteverbank.com.

Media Contact

Justine Navaja

646.756.3702

everbank@shiftcomm.com

Investor Relations

Jeff Grossman / Idalia Rodriguez - Solebury Communications

877-755-6722

investor.relations@everbank.com

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